BorgWarner Inc.
2004 Stock Incentive Plan
Performance Share Award Agreement

You have been selected to receive a Performance Share Award under the BorgWarner Inc. 2004 Stock Incentive Plan (the
"Plan"), as specified below:

Participant: ______________________________
Address: __________________________________

Target Number of Performance Shares: ______

Performance Period: ____, 2005 to ___, 2007

   Performance Measure: Relative Increase
   in Total Shareholder Return Versus Peer
   Group

   THIS AGREEMENT, effective ___________,
   2005, represents the grant of
   Performance Shares by BorgWarner Inc.,
   a Delaware corporation (the "Company"),
   to the Participant named above,
   pursuant to the provisions of the Plan.
    All capitalized terms shall have the
   meanings ascribed to them in the Plan,
   unless specifically set forth otherwise
   herein. The parties hereto agree as
   follows:

   1.    Performance Period. The
   Performance Period commences on January
   1, 2005, and ends on December 31, 2007.

   2.    Value of Performance Shares. Each
   Performance Share shall represent and
   have a value equal to one share of
   common stock, par value $0.01, of the
   Company, subject to adjustment as
   provided in Section 4(e) of the Plan.

   3.    Performance Shares and
   Achievement of Performance Goal. The
   number of Performance Shares to be
   earned under this Agreement shall be
   based upon the Company's Total
   Shareholder Return as compared to the
   Total Shareholder Return of the
   Company's Peer Group (as identified in
   Exhibit A) during the Performance Period.

   For this purpose, "Total Shareholder
   Return" shall be determined as follows:


   Total Shareholder = Change in StockPrice + Dividends Paid
   Return        	       Beginning Stock Price

   "Beginning Stock Price" shall mean the
   average closing price as reported on
   the New York Stock Exchange Composite
   Tape of one (1) share of stock for the
   five (5) trading days immediately prior
   to the first day of the Performance
   Period. "Ending Stock Price" shall mean
   the average closing price as reported
   on the New York Stock Exchange
   Composite Tape of one (1) share of
   stock for the five (5) trading days
   immediately prior to the last day of
   the Performance Period. "Change in
   Stock Price" shall mean the difference
   between the Ending Stock Price and the
   Beginning Stock Price. Finally,
   "Dividends Paid" shall mean the total
   of all dividends paid on one (1) share
   of stock during the Performance Period,
   provided that dividends shall be
   treated as though they are reinvested
   at the end of each calendar quarter.

   Following the Total Shareholder Return
   determination, the Company's Percentile
   Rank shall be determined as follows:

   Percentile =       Company Rank
   Rank       Total Number of Companies in Peer Group
		 Excluding BorgWarner Inc.

   Company Rank shall be determined by
   listing from highest Total Shareholder
   Return to lowest Total Shareholder
   Return each company in the Peer Group
   (including the Company) and counting up
   from the company with the lowest Total
   Shareholder Return.

   The percent of Target Number of
   Performance Shares earned shall then be
   determined based on the following chart:

   Company's	     Percent of Target Number of
   Percentile Rank    Performance Shares Earned

   90th and above        175.000%
   75th                  130.000%
   65th                  100.000%
   50th                  71.875%
   35th                  43.750%
   25th                  25.000%
   Below 25th             0.000%

   Interpolation shall be used to
   determine the percent of Target Number
   of Performance Shares earned in the
   event the Company's Percentile Rank
   does not fall directly on one of the
   ranks listed in the above chart.

   4.    Termination Provisions. Except as
   provided in Section 11(a) of this
   Agreement and in the next paragraph, a
   Participant shall be eligible for
   payment of earned Performance Shares,
   as specified in Section 3, only if the
   Participant's employment with the
   Company continues through the end of
   the Performance Period.

   If a Participant suffers a Disability,
   dies, is terminated involuntarily
   without Cause during the Performance
   Period, or in the event of the
   Participant's Retirement, the
   Committee, in its sole discretion, may
   waive the requirement that the
   Participant be employed by the Company
   through the end of the Performance
   Period.  In such a case, the
   Participant (or in the event of the
   Participant's death, the Participant's
   beneficiary) shall be eligible for all
   or that proportion of the number of
   Performance Shares earned under Section
   3 (determined at the end of the
   Performance Period and based on actual
   results) that his number of full months
   of participation during the Performance
   Period bears to the total number of
   months in the Performance Period.

   In the event of the Participant's
   Termination of Employment for Cause or
   voluntary Termination of Employment
   during the Performance Period, or if
   the Committee does not exercise its
   discretion to waive the requirement
   that the Participant be employed by the
   Company through the end of the
   Performance Period in the event of the
   Participant's Termination of Employment
   by reason of the Participant's death,
   Disability, involuntary termination
   without Cause, or Retirement prior to
   the close of the Performance Period,
   the Participant shall forfeit this
   entire award, with no payment to the
   Participant.  The Participant's
   transfer of employment to the Company
   or any Subsidiary from another
   Subsidiary or the Company during the
   Performance Period shall not constitute
   a Termination of Employment.

   5.    Dividends. The Participant shall
   have no right to any dividends which
   may be paid with respect to shares of
   Stock until any such shares are
   delivered to the Participant following
   the completion of the Performance
   Period.

   6.    Form and Timing of Payment of
   Performance Shares. Payment of the
   earned Performance Shares shall be made
   utilizing a combination of Stock and
   cash. The earned Performance Shares
   shall be paid out as follows: sixty
   percent (60%) in Stock and forty
   percent (40%) in cash. Payment of
   earned Performance Shares shall be made
   within two and one-half months (2-1/2
   months) following the close of the
   Performance Period.

   7.    Tax Withholding. The Company
   shall have the power and the right to
   deduct or withhold, or require the
   Participant or beneficiary to remit to
   the Company, an amount sufficient to
   satisfy federal, state, and local
   taxes, domestic or foreign, required by
   law or regulation to be withheld with
   respect to any taxable event arising as
   a result of this Agreement.

   8.    Nontransferability. Performance
   Shares may not be sold, transferred,
   pledged, assigned, or otherwise
   alienated or hypothecated, other than
   by will or by the laws of descent and
   distribution.

   9.    Administration. This Agreement
   and the rights of the Participant
   hereunder are subject to all the terms
   and conditions of the Plan, as the same
   may be amended from time to time, as
   well as to such rules and regulations
   as the Committee may adopt for
   administration of the Plan. It is
   expressly understood that the Committee
   is authorized to administer, construe,
   and make all determinations necessary
   or appropriate to the administration of
   the Plan and this Agreement, all of
   which shall be binding upon the
   Participant. Any inconsistency between
   the Agreement and the Plan shall be
   resolved in favor of the Plan.

   10.   Specific Restrictions Upon
   Shares.  The Participant hereby agrees
   with the Company as follows:

   (a)   The Participant shall acquire the
   shares of Stock issuable with respect
   to the Performance Shares granted
   hereunder for investment purposes only
   and not with a view to resale or other
   distribution thereof to the public in
   violation of the Securities Act of
   1933, as amended (the "1933 Act"), and
   shall not dispose of any such Stock in
   transactions which, in the opinion of
   counsel to the Company, violate the
   1933 Act, or the rules and regulations
   thereunder, or any applicable state
   securities or "blue sky" laws.

   (b)   If any shares of Stock acquired
   with respect to the Performance Shares
   shall be registered under the 1933 Act,
   no public offering (otherwise than on a
   national securities exchange, as
   defined in the Exchange Act) of any
   such Stock shall be made by the
   Participant under such circumstances
   that he or she (or such other person)
   may be deemed an underwriter, as
   defined in the 1933 Act; and

   (c)   The Company shall have the
   authority to endorse upon the
   certificate or certificates
   representing the Shares acquired
   hereunder legends referring to the
   foregoing restrictions.

   11.   Miscellaneous.

   (a)   Change in Control.  As provided
   by Section 12 of the Plan, in the event
   of a Change in Control, the
   restrictions applicable to the
   Performance Shares granted under this
   Agreement shall lapse, the Performance
   Goal shall be deemed to have been
   achieved at target level, and all other
   terms and conditions shall be deemed to
   have been satisfied.  In the event that
   the Performance Period is shortened due
   to a Change in Control, the amount of
   the Performance Shares deemed earned
   shall be prorated by multiplying the
   Target Number of Performance Shares by
   a fraction, the numerator of which is
   the actual number of whole months in
   the shortened Performance Period and
   the denominator of which is the number
   of whole months in the original
   Performance Period.  Subject to Section
   11(h) of this Agreement, payment shall
   be made in Stock or cash, at the
   discretion of the Committee, within
   thirty (30) days following the
   effective date of the Change in
   Control.

   (b)   Adjustments to Shares. Subject to
   Plan Section 4(e), in the event of any
   merger, reorganization,
   recapitalization, stock dividend, stock
   split, extraordinary distribution with
   respect to the Stock or other change in
   corporate structure affecting the
   Stock, the Committee or Board of
   Directors of the Company may make such
   substitution or adjustments in the
   aggregate number and kind of shares of
   Stock subject to this Performance Share
   Award as it may determine, in its sole
   discretion, to prevent dilution or
   enlargement of rights.

   (c)   Notices.  Any written notice
   required or permitted under this
   Agreement shall be deemed given when
   delivered personally, as appropriate,
   either to the Participant or to the
   Compensation Department of the Company,
   or when deposited in a United States
   Post Office as registered mail, postage
   prepaid, addressed, as appropriate,
   either to the Participant at his or her
   address set forth above or such other
   address as he or she may designate in
   writing to the Company, or to the
   Attention: Compensation Department,
   BorgWarner Inc., at its headquarters
   office or such other address as the
   Company may designate in writing to the
   Participant.

   (d)   Failure To Enforce Not a Waiver.
   The failure of the Company to enforce
   at any time any provision of this
   Agreement shall in no way be construed
   to be a waiver of such provision or of
   any other provision hereof.

   (e)   Governing Law.  All questions
   concerning the construction, validity
   and interpretation of this Agreement
   shall be governed by and construed
   according to the internal law, and not
   the law of conflicts, of the State of
   Delaware, except that questions
   concerning the relative rights of the
   Company and the Participant with
   respect to Shares, shall be governed by
   the corporate law of the State of
   Delaware.

   (f)   Provisions of Plan.  The
   Performance Shares provided for herein
   are granted pursuant to the Plan, and
   said Performance Shares and this
   Agreement are in all respects governed
   by the Plan and subject to all of the
   terms and provisions thereof, whether
   such terms and provisions are
   incorporated in this Agreement solely
   by reference or expressly cited herein.
    If there is any inconsistency between
   the terms of this Agreement and the
   terms of the Plan, the Plan's terms
   shall completely supersede and replace
   the conflicting terms of this
   Agreement.

   (g)   Code section 162(m).  It is
   intended that payments pursuant to this
   Agreement to a Participant who is a
   "covered officer" within the meaning of
   section 162(m) of the Internal Revenue
   Code constitute "qualified
   performance-based compensation" within
   the meaning of section 1.162.27(e) of
   the Income Tax Regulations.  To the
   maximum extent possible, this Agreement
   and the Plan shall be so interpreted
   and construed.  Except in the case of a
   Change in Control, no amounts in excess
   of the number of Performance Shares
   earned under Section 3 of this
   Agreement (determined at the end of the
   Performance Period and based on actual
   results) shall be paid to the
   Participant.  There shall be no waiver
   by the Committee of any payment
   limitations in the event of the
   Participant's Retirement pursuant to
   Section 11(b)(iii) of the Plan.

   (h)   Section 16 Compliance.  If the
   Participant is subject to Section 16 of
   the Exchange Act, except in the case of
   death or disability, at least six
   months must elapse from the date of
   acquisition of the Performance Shares
   granted hereunder to the date of the
   Participant's disposition of such
   Performance Shares or the underlying
   shares of Stock

   IN WITNESS WHEREOF, the Company has
   executed this Agreement in duplicate on
   the day and year first above written.

   BORGWARNER INC.


    By: _______________________




   I acknowledge receipt of a copy of the
   Plan (either as an attachment hereto or
   that has been previously received by
   me) and that I have carefully read this
   Award Agreement and the Plan.  I agree
   to be bound by all of the provisions
   set forth in this Award Agreement and
   the Plan.


   BorgWarner Inc.
   2004 Stock Incentive Plan
   Performance Share Award Agreement

   Exhibit A
   Peer Group Companies

   ArvinMeritor, Inc.
   Autoliv, Inc.
   Cummins Engine, Inc.
   Dana Corporation
   Delphi Automotive Systems Corp.
   Dura Automotive Systems, Inc.
   Eaton Corporation
   Johnson Controls, Inc.
   Lear Corporation
   Magna International, Inc. Class A
   Modine Manufacturing Co.
   Tenneco Automotive, Inc.
   Tower Automotive, Inc.
   Visteon Corporation